UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2013

TESORO LOGISTICS LP

(Exact name of registrant as specified in its charter)

Delaware	1-35143	27-4151603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas		78259-1828
(Address of principal executive offices)		(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 8, 2013, Tesoro Logistics LP (the “Partnership”) and Tesoro Logistics GP, LLC (the “General Partner”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC as representative of the several underwriters named therein (the “Underwriters”), which provides for the issuance and sale by the Partnership, and the purchase by the Underwriters, of an aggregate of 8,500,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price of $41.70 per Common Unit ($40.14 per Common Unit, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 1,275,000 Common Units, which option was exercised in full on January 9, 2013. The offer and sale of the Common Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective Registration Statement on Form S-3 (Registration No. 333-185926) of the Partnership, as supplemented by the preliminary prospectus supplement dated January 7, 2013 and the prospectus supplement dated January 8, 2013 filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on January 7, 2013 and January 9, 2013, respectively. The Partnership intends to use the net proceeds from the sale of the Common Units, including the proceeds from any exercise of the Underwriters’ option to purchase additional Common Units, to fund a portion of the consideration for the Partnership’s previously announced acquisition of Chevron Pipeline Company’s Northwest Products System, which consists of the Northwest Product Pipeline, a 760-mile Federal Energy Regulatory Commission-regulated common carrier products pipeline extending from Salt Lake City, Utah to Spokane, Washington, a separate 5-mile jet fuel pipeline to the Salt Lake City International Airport and the purchase of certain products terminal rights, properties, facilities and equipment located at Boise and Pocatello, Idaho and Pasco, Washington (collectively, the “Chevron Assets”) and for general partnership purposes. Pending such use, the Partnership will use the net proceeds of this offering to make short-term liquid investments. The closing of the acquisition of the Chevron Assets is not conditioned on the closing of the offering of Common Units, and the offering is not conditioned on the closing of the acquisition of the Chevron Assets. If the acquisition of the Chevron Assets is not consummated for any reason, the Partnership may use the net proceeds for general partnership purposes, including future acquisitions and capital program expenditures. The closing of the offering of Common Units is expected to occur on January 14, 2013, subject to customary closing conditions. In connection with the offer and sale of the Common Units, to allow the General Partner to maintain its 2% general partner interest in the Partnership, the Partnership will issue and sell to the General Partner 199,490 general partner units representing general partner interests in the Partnership at a price of $41.70 per general partner unit.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the General Partner, including obligations of the Partnership and the General Partner to indemnify the Underwriters for certain liabilities under the Securities Act and to contribute to payments the Underwriters may be required to make because of any of those liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

Certain of the Underwriters and their related entities have engaged, and may in the future engage, in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their related entities have performed and may perform investment and commercial banking and advisory services for the Partnership and its affiliates from time to time, for which they have received and may receive customary fees and expense reimbursement. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business. Affiliates of Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, UBS Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Raymond James & Associates, Inc. are lenders under the Partnership’s credit facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of January 8, 2013, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC and Wells Fargo Securities, LLC, as representative of the several underwriters.

5.1*	Opinion of Latham & Watkins LLP regarding the validity of the securities.

8.1*	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2013

TESORO LOGISTICS LP By: Tesoro Logistics GP, LLC Its general partner

By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

1.1*	Underwriting Agreement, dated as of January 8, 2013, by and among Tesoro Logistics LP, Tesoro Logistics GP, LLC and Wells Fargo Securities, LLC, as representative of the several underwriters.

5.1*	Opinion of Latham & Watkins LLP regarding the validity of the securities.

8.1*	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

*	Filed herewith